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                                                                 Exhibit (23)(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686 and No. 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556, 333-119256,
333-119255) and S-4 (No. 33-60007, 333-113556) of CMS Energy Corporation of our
report dated February 10, 2004 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Form 10-K/A for the year ended December 31, 2003.


/s/ Price Waterhouse

Casablanca, Morocco
December 13, 2004